MINERAL PROPERTY PURCHASE AGREEMENT


                  THIS AGREEMENT dated for reference June 1, 2005.

BETWEEN:

                  Amanda Klaris, of 8080 Jones Road, Suite 111, Richmond, British Columbia, V6Y 4A9;

                  (the "Vendor")

                                                              OF THE FIRST PART

AND:

                  GlobePan Resources Inc., a body corporate, duly incorporated under the laws of the Nevada and having an office at #6 - 6518 121st Street, Surrey, British Columbia;

                  (the "Purchaser")

                                                             OF THE SECOND PART

W H E R E A S:

A. The Vendor is the owner of a mineral claim located one mile east northeast of O'Connor Lake in the Northwest Territories, Canada and registered under the name BSM-2 (record number: F84114) (the "Claim");

B. The parties have agreed that the Vendor will sell the Claims to the Purchaser upon the terms and conditions hereinafter set forth;

                  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.                THE VENDOR'S REPRESENTATIONS

1.1               The Vendor represents and warrants to the Purchaser that:

         (a) The Vendor is the rightful owner of the mineral interests comprising the Claim and holds the right to explore and develop the Claim;

         (b) the Vendor, as beneficial owner of the Claim, holds the Claim free and clear of all liens, charges and claims of others and the Vendor has free and unimpeded right of access to the Claims and have use of the Claims surface for the herein purposes;

         (c) The Claim has been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of the Northwest Territories; and

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         (d)      There is no  adverse  claims or  challenges  against or to the
                  Vendor's ownership of or title to the Claim, nor any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Claim or any portion thereof.

1.2 The representations and warranties of the Vendor set out in paragraph 2.1 above form a part of this Agreement and are conditions upon which the Purchaser has relied in entering into this Agreement and shall survive the acquisition of any interest in the Claim by the Purchaser.

2.                THE PURCHASER'S REPRESENTATIONS

                  The Purchaser warrants and represents to the Vendor that it is a body corporate, duly incorporated under the laws of the State of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3.                SALE OF CLAIM

3.1 The Vendor hereby agrees to sell a 100% undivided right, title and interest in and to the Claim in consideration of the Purchaser paying to the Vendor the sum of $7,500 to the Purchaser forthwith upon execution of this Agreement.

3.2 Upon the receipt of this payment, the Vendor hereby confirms that he will hold the Claim in trust for the Purchaser. Thereafter, upon the request of the Purchaser, the Vendor shall assist the Purchaser to record this Agreement with the appropriate mining recorder and, when required, the Vendor shall further provide the Purchaser with such recordable documents as the Purchaser and its counsel shall require to record its due interest in respect of the Claim.

4.                FURTHER ASSURANCES

                  The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

5.                FORCE MAJEURE

                  If the Purchaser is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Purchaser, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and the Purchaser, insofar as is possible, shall promptly give written notice to the Vendor of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Vendor as soon as such cause ceases to exist.

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6.                CONFIDENTIAL INFORMATION

                  No information furnished by the Purchaser to the Vendor hereunder in respect of the activities carried out on the Claim by the Purchaser, or related to the sale of mineral products derived from the Claim, shall be published by the Vendor without the prior written consent of the Purchaser, but such consent in respect of the reporting of factual data shall not be unreasonably withheld.

7.                ENTIRE AGREEMENT

                  This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of this Agreement.

8.                NOTICE

8.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered by facsimile, or sent by registered mail, to either party at its address provided on the first page of this Agreement.

8.2 Either party hereto may from time to time by notice in writing change its address for the purpose of this section.

9.                RELATIONSHIP OF PARTIES

                  Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party hereto a partner, agent or legal representative of the other party.

10.               FURTHER ASSURANCES

                  The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

11.               TIME OF ESSENCE

                  Time shall be of the essence of this Agreement.

12.               TITLES

                  The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

13.               CURRENCY

                  All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United States of America.

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14.               APPLICABLE LAW

                  For all purposes, this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia.

15.               ENUREMENT

                  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

16.               ASSIGNMENT

                  This agreement may be assigned by either party hereto with the written consent of the other party which consent shall not be unreasonably withheld.


                  IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

                                                        GLOBEPAN  RESOURCES INC.

                                                     per:
------------------------------                       ---------------------------
Amanda Klaris                                        Russ Field, President